UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2014

SaasMAX, Inc.

(Exact name of registrant as specified in its charter)

NEVADA	000-54504	27-4636847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3254 Prospect Ave. La Crescenta, CA		91214
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(818)-249-1157

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Amendment To Articles Of Incorporation

Effective April 16, 2014, SaaSMax, Inc. (the "Company") amended its Articles of Incorporation in accordance with Article 78.207 of Chapter 78 of the Nevada Revised Statutes by increasing its issued and authorized common stock on a twelve-for-one basis (the “Stock Split”). Accordingly, the Company’s authorized common stock was increased from 100,000,000 shares, par value $0.001 per share, to 1,200,000,000 shares, par value $0.001 per share and the issued and outstanding shares of common stock increased correspondingly from 4,151,574 shares to 49,818,888 shares.

As a result of the Stock Split, the Company’s common stock will trade under the symbol “SAAXD” for a period of 20 trading days beginning April 16, 2014. After 20 trading days, the “D” will be removed from the Company’s symbol.

A copy of the Company’s filed stamped Certificate of Change to its authorized capital is attached as an exhibit to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Certificate of Change Pursuant to NRS 78.209 increasing the authorized capital of common stock to 1,200,000,000 shares, par value $0.001 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAASMAX, INC.

Date: April 16, 2014

By: /s/ Rob Rainer

Rob Rainer,

Chief Executive Officer and Chief Financial Officer

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